Exhibit 99.1

Good Works Acquisition Corp. and Cipher Mining Announce Closing of Business Combination; Cipher Mining to Trade on Nasdaq Under Ticker Symbols “CIFR” and “CIFRW”

New York, NY, August 27, 2021: (GlobeNewswire) – Cipher Mining Technologies Inc., a U.S.-based Bitcoin mining company, today announced that it completed its business combination with Good Works Acquisition Corp. (“Good Works”) (NASDAQ: GWAC), a U.S. publicly-traded special purpose acquisition company. Good Works shareholders approved the business combination at a special meeting held on August 25, 2021.

Following the merger, the combined company is named Cipher Mining Inc. (“Cipher Mining”). Beginning on Monday, August 30, 2021, Cipher Mining’s ordinary shares and warrants will trade on Nasdaq under the ticker symbols “CIFR” and “CIFRW”, respectively.

Cipher Mining’s experienced management team will be led by Chief Executive Officer Tyler Page. The Board of Directors of Cipher Mining (the “Board”) is composed of James “Jim” Newsome (Chair), Cary Grossman, Caitlin Long, Wesley “Bo” Williams, Holly Morrow Evans, Robert Dykes and Tyler Page. Cipher Mining believes that the Board’s diverse backgrounds and expertise across relevant industries will position it to execute on its strategies.

Private Placement (“PIPE”) and Closing Conditions

The business combination and associated PIPE investment enabled Cipher Mining to raise a total of approximately $391 million (after transaction expenses). After accounting for redemptions by Good Works’ public shareholders and transaction expenses in connection with the consummation of the business combination, the Minimum Cash Condition of $400 million in the agreement and plan of merger was not satisfied and Cipher Mining agreed to waive such condition.

Advisors

J.P. Morgan Securities LLC served as exclusive advisor and lead placement agent to Good Works, and Wells Fargo Securities, LLC served as lead financial advisor to Cipher Mining. Wells Fargo Securities, LLC and J.V.B. Financial Group, LLC also served as co-placement agents on the PIPE.

Schiff Hardin LLP acted as legal counsel to Good Works. Latham & Watkins LLP acted as legal counsel to Cipher Mining. Mayer Brown LLP acted as legal counsel to the placement agents.

About Cipher Mining

Cipher Mining is an industrial-scale Bitcoin mining company dedicated to expanding and strengthening the Bitcoin network’s critical infrastructure. Its goal is to be the leading Bitcoin mining company in the United States. Cipher Mining aims to leverage best-in-class technology, market-leading power purchase arrangements, and a seasoned, dedicated senior management team to become the market leader in Bitcoin mining.

About Good Works

Good Works is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Good Works name reflects the fact that its management and directors donated half of their founder shares to charitable organizations in light of the impact that COVID-19 has had on the ability of non-profits to generate contributions and revenues. Good Works’ management team consists of Messrs. Fred Zeidman, CEO and Co-Chairman, Douglas Wurth, Co-Chairman, and Cary Grossman, President. I-B Good Works, LLC, an affiliate of I-Bankers Securities is the sponsor of Good Works.

Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination between Good Works and Cipher Mining, the services offered by Cipher Mining and the markets in which Cipher Mining operates, business strategies, debt levels, industry environment, potential growth opportunities, the effects of regulations and Cipher Mining’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher Mining and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: volatility in the price of Cipher Mining’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher Mining plans to operate, variations in performance across competitors, changes in laws and regulations affecting Cipher Mining’s business and changes in the combined capital structure, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in Good Works final proxy statement/information statement/prospectus contained in the Form S-4 registration statement described below, including those under “Risk Factors” therein, Quarterly Reports on Form 10-Q and other documents filed by Good Works from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Good Works and Cipher Mining assume no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Good Works nor Cipher Mining gives any assurance that either Good Works or Cipher Mining will achieve its expectations.

Contacts:

Investor Contact:

Mark Roberts

Blueshirt Capital Advisors

investors@ciphermining.com

Media Contact:

Ryan Dicovitsky / Kendal Till

Dukas Linden Public Relations

908-907-7703

CipherMining@DLPR.com